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                                                                     Exhibit 5.3



Netia Holdings II B.V.
Netia Holdings S.A.
c/o Herengracht 548
1017 CG  Amsterdam




Amsterdam, 12 October 1999
Our ref.:  \\nlasd01\advocatuur\085\20113072\opinion01e-085.doc\ rac


Dear Sirs,

                             NETIA HOLDINGS II B.V.
                   $ 100,000,000 131/8% SENIOR NOTES DUE 2009
                 / / 100,000,000 13 1/2% SENIOR NOTES Due 2009

I have acted in the name of De Brauw Blackstone Westbroek N.V. as legal counsel in respect of the law of the Netherlands to Netia Holdings II B.V., a company incorporated under the law of the Netherlands, with corporate seat in Amsterdam, the Netherlands, (the "ISSUER") in connection with the offer (the "OFFER") by the Issuer to exchange (i) USD 100,000,000 aggregate principal amount of 13 1/8 per cent. senior notes due 2009 (the "NEW DOLLAR NOTES") and (ii) EUR 100,000,000 aggregate principal amount at maturity of 13 1/2 per cent. senior notes due 2009 (the "NEW EURO NOTES", and collectively with the New Dollar Notes the "NEW NOTES"), for, respectively, (a) USD 100,000,000 aggregate principal amount of 131/8 per cent. senior notes due 2009 (the "EXISTING DOLLAR NOTES" and collectively with the New Dollar Notes the "DOLLAR NOTES") and (b) EUR 100,000,000 aggregate principal amount at maturity of 13 1/2 per cent. senior notes due 2009 (thE "EXISTING EURO NOtes" and collectively with the New Euro Notes the

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"EURO NOTES", and the Existing Dollar Notes and the Existing Euro Notes
collectively the "EXISTING NOTES"). The New Notes and the Existing Notes are all stated to be unconditionally and irrevocably guaranteed as to payment of principal, premium and interest by Netia Holdings S.A. (the "GUARANTOR"). The New Notes will be registered and the Existing Notes are not registered under the U.S. Securities Act of 1933.

For the purpose of this opinion I have examined the following documents:

(a) the deed of incorporation of the Issuer containing the text of the articles of association of the Issuer (the "ARTICLES OF ASSOCIATION");

(b) a telecopy of an extract from the trade register regarding the Issuer, dated October 4, 1999, provided by the Chamber of Commerce and Industry in Amsterdam, the Netherlands (the "CHAMBER OF COMMERCE") and confirmed to me to be unchanged in all respects material for rendering this opinion by telephone by the Chamber of Commerce on the date hereof;

(c) a photocopy of an official copy of the deed of incorporation of MeesPierson Trust B.V., a company incorporated under the law of the Netherlands, with corporate seat in Amsterdam, the Netherlands, acting as managing director ("DIRECTEUR") of the Issuer, and the text of the articles of association of MeesPierson Trust B.V. as most recently amended by deed of amendment passed on April 22, 1993 according to the extract referred to below in (d), all as filed with the Chamber of Commerce;

(d) a telecopy of an extract from the trade register regarding MeesPierson Trust B.V., dated October 5, 1999, provided by the Chamber of Commerce;

(e) a telecopy of a resolution of the board of managing directors ("DIRECTIE") of the Issuer, dated June 2, 1999, including a power of attorney granted in the name of the Issuer to Mr. M. Srebernik (the "POWER OF ATTORNEY");

(f) a telecopy of an undated resolution of the general meeting of shareholders of the Issuer;

(g) a photocopy of an executed copy of a purchase agreement, dated June 3, 1999, among the Issuer, the Guarantor and the Initial Purchasers (the "PURCHASE AGREEMENT");

(h) a photocopy of an executed copy of an A/B exchange registration rights agreement, dated as of June 10, 1999, among the Issuer, the Guarantor and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT" and together with the Purchase Agreement the "AGREEMENTS");

(i) a photocopy of an executed copy of a Dollar Notes Indenture, dated as of June 10, 1999, among the Issuer, the Guarantor and State Street Bank and Trust Company, N.A. as trustee


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         (the "DOLLAR NOTES INDENTURE"), containing - inter alia -:

         -        the form of the Dollar Notes;

         -        the terms of the Dollar Notes (the "DOLLAR NOTES TERMS");

         -        the guarantee in respect of the Dollar Notes;

(j) a photocopy of an executed copy of a Euro Notes Indenture, dated as of June 10, 1999, among the Issuer, the Guarantor and State Street Bank and Trust Company, N.A. as trustee (the "EURO NOTES INDENTURE" and together with the Dollar Note Indenture the "INDENTURES"), containing - inter alia -:

         -        the form of the Euro Notes;

         - the terms of the Euro Notes (the "EURO NOTES TERMS" and together with the Dollar Notes Terms the "TERMS");

         -        the guarantee in respect of the Euro Notes;

(k) a printed version of a proof, sent to me by electronic mail on October 9, 1999, of the registration statement on Form F-4 in respect of the Offer, to be filed with the U.S. Securities and Exchange Commission on October 12, 1999 (the "REGISTRATION STATEMENT");

(l) copies of the offering memorandum dated June 3, 1999 (the "OFFERING MEMORANDUM") and of the listing memorandum dated June 28, 1999 (the "LISTING MEMORANDUM"), both with respect to the issuance of the Existing Notes;

and such other documents as I have deemed necessary to enable me to render this opinion.

My examination has been limited to the text of the documents.

For the purpose of this opinion I have made the following assumptions:

(i) the Agreements, the Indentures and the New Notes have been or will have been executed substantially in the forms referred to above in
           (g), (h), (i) and (j);

(ii) all the parties to the Agreements and Indentures other than the Issuer have the required capacity, power and authority to execute and deliver the Agreements and the Indentures and to perform their respective obligations thereunder, the Agreements and the Indentures have been duly authorised, executed and delivered by all the parties thereto other than the Issuer and the New Notes have been or will have been duly authenticated in accordance with the relevant Indenture;

(iii) no rule of law which under the The Hague Convention on the Law applicable to Agency of 14th March 1978 applies or may be applied to the existence and extent of the authority of Mr. M. Srebernik to execute and deliver the Agreements, the Indentures and the New Notes under the


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         Power of Attorney, adversely affects the existence and extent of such authority as expressed in the Power of Attorney;

(iv) the Agreements and the Indentures have been executed and delivered in the name of the Issuer by Mr. M. Srebernik under the Power of Attorney and the New Notes have been or will have been executed and delivered in the name of the Issuer, manually or in facsimile, by Mr. M. Srebernik under the Power of Attorney (with approval of Mr. M. Srebernik to use his facsimile signature);

(v) the Agreements, the Indentures and the New Notes, when duly executed and delivered by all the parties thereto and, as regards the New Notes, when duly authenticated in accordance with the relevant Indenture, constitute valid, binding and enforceable obligations of all the parties thereto under the law of the State of New York ("NEW YORK LAW") to which they are expressed to be subject;

(vi) all signatures on original documents are the genuine signatures of the persons purported to have executed the same and copies (in whatever form) conform to the originals;

(vii) the Issuer complies with the conditions in order not to be considered a credit institution ("KREDIETINSTELLING") within the meaning of the 1992 Act on the supervision of the credit system ("WET TOEZICHT KREDIETWEZEN 1992") pursuant to the Regulation of the Minister of Finance of February 4, 1993 in implementation of section 1 subsection 3 of the 1992 Act on the supervision of the credit system (Netherlands Government Gazette ("NEDERLANDSE STAATSCOURANT") 1993, 29);

(viii) (a) the Existing Notes, the New Notes and any notes issued or offered in exchange for the Notes are only offered, transferred or sold, as part of their initial distribution or at any time thereafter, to any persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, pension funds, insurance companies, brokers, dealers, institutional investors and commercial enterprises which regularly, as an ancillary activity, invest in securities), provided that (i) the offer, the Offering Memorandum, the Listing Memorandum and any advertisements and documents announcing the offer state that the offer is exclusively made to such persons and (ii) a copy of the Offering Memorandum has been submitted to the Securities Board of the Netherlands ("STICHTING TOEZICHT EFFECTENVERKEER", the "SECURITES BOARD"), unless and until such time as (a) the Listing Memorandum has been approved by the competent authority as referred to in Article 20 or Article 21 of the EC Directive 89/298/EEC, (b) the Securities Board has recognized the Listing Memorandum, (c) the Listing Memorandum has been made generally made available prior to the offering of the Notes, (d) any advertisements and documents announcing the offering of the Notes state where and when the Listing Memorandum has been made generally available, (e) copies of such advertisements and documents have been submitted to the Securities Board before the Listing


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         Memorandum is published and (f) if after the date of the Listing
         Memorandum new relevant facts occur or are discovered, Section 6 of the 1995 Decree on the supervision of the securities trade ("BESLUIT TOEZICHT EFFECTENVERKEER 1995") is complied with.

I have not investigated the law of any jurisdiction other than the Netherlands and I do not express an opinion on the law of any jurisdiction other than the Netherlands. I only express an opinion on matters of the law of the Netherlands as it stands and has been published as at the date of this opinion. No opinion is expressed on any taxation matters.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning attributed to them under the law of the Netherlands and this opinion should be read and understood accordingly.

Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to the qualifications listed below and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above, I am, at the date hereof, of the following opinion:

1. The Issuer has been duly incorporated and is validly existing as a legal entity in the form of a private company with limited liability ("BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID") under the law of the Netherlands.

2. The Issuer has taken all necessary corporate action to authorise the execution and delivery by the Issuer of the Indentures and the New Notes and the performance by the Issuer of its obligations under the Indentures and the New Notes.

3. The Indentures and the New Notes have been or, in the case of the New Notes, when executed in the manner contemplated in the Indentures, will be duly executed and delivered by the Issuer.

4. The choice of New York Law as the law expressed to be governing the Indentures and the New Notes will be recognised and accordingly

         - the Indentures will, according to the courts of the Netherlands duly applying New York Law, constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms; and

         - the New Notes, when delivered in exchange for Existing Notes in accordance with the Registration Statement, will, according to the courts of the Netherlands duly applying New York Law, constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms.

The opinions expressed above are subject to the following qualifications:


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(aa)     the opinions expressed above are limited by any applicable bankruptcy, moratorium and other laws affecting creditors' rights generally (including statutory preferences);

(bb) when applying New York Law as the law governing the Indentures and the New Notes, the competent courts of the Netherlands, if any:

         - may give effect to the mandatory rules of the law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the Indentures and the New Notes;

         - will apply the law of the Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Indentures and the New Notes;

         - may refuse to apply New York Law if such application is manifestly incompatible with the public policy of the Netherlands;

         - shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance;

(cc) the recognition of the submission by the Issuer pursuant to each Indenture to the jurisdiction of the courts of the State of New York or any United States Federal Court sitting in the Borough of Manhattan, New York City, New York, United States of America, will be subject to conditions and limitations similar to those set forth in the EC Convention on jurisdiction and the enforcement of judgements in civil and commercial matters of 27th September 1968, as amended, and the rules and regulations promulgated pursuant thereto;

(dd) the enforcement in the Netherlands of the Indentures and the New Notes and of foreign judgements will be subject to the rules of civil procedure as applied by the courts of the Netherlands (including the rules relating to evidence and the rules of private international law relating to civil procedure);

(ee) a judgement in respect of the Indentures or the New Notes, rendered by a court of another country, will be recognised and enforced by the courts of the Netherlands, subject to the conditions and limitations of any applicable convention between such country and the Netherlands and the rules and regulations promulgated pursuant thereto;

(ff) in the absence of an applicable convention between a foreign country (such as the United States of America) and the Netherlands, a judgement in respect of the Indentures or the New Notes, rendered by a court of the foreign country, will not be recognised and enforced by the courts of the Netherlands; in order to obtain a judgement which is enforceable in the Netherlands, the party in whose favour a final judgement of the court of the foreign country has been rendered will have to file its claim with the competent court of the Netherlands and may submit in the course of the proceedings the judgement rendered by the court of the foreign


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         country; if and to the extent that the court of the Netherlands finds that the jurisdiction of the court of the foreign country has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the court of the Netherlands will, in principle, give binding effect to the judgement of the court of the foreign country, unless such judgement contravenes principles of public policy of the Netherlands;

(gg) to the extent that the law of the Netherlands is applicable, any provision that the person in whose name a New Note is registered may be treated as owner of such New Note for all purposes, and that payments made to such person shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any New Note, may not be enforceable under all circumstances;

(hh) under the private international law of the Netherlands, transfer of title to a New Note in registered form ("OP NAAM") is governed (subject to the exceptions set out in qualification (bb)) by (a) the law chosen by the transferor and the transferee or (b) to the extent that no choice of law has been made, the law of the country with which the transfer is most closely connected; to the extent that the law of the Netherlands is applicable, title to a New Note may not pass if the New
         Note is not delivered ("GELEVERD") in accordance with the law of the Netherlands, the transferor does not have the power to pass on title ("BESCHIKKINGSBEVOEGDHEID") to the New Note or the transfer of title is not made pursuant to a valid title of transfer ("GELDIGE TITEL");

(ii) the recognition of a trust as such is subject to the conditions and limitations of the Convention on the law applicable to trusts and on their recognition of 1st July 1985, and the rules and regulations promulgated pursuant thereto;

(jj) no opinion is expressed on the validity of any mortgage, pledge, hypothecation or security interest created pursuant to any of the Indentures;

(kk) no opinion is expressed in respect of any co-ownership interest, including the validity thereof, in any New Note;

(ll) to the extent that the Terms are considered general conditions ("ALGEMENE VOORWAARDEN") within the meaning of section 6:231 of the Civil Code ("BURGERLIJK WETBOEK"), a provision therein may be annullable ("VERNIETIGBAAR") if (i) the provision, taking into account the nature and the further contents of the agreement, the way in which the general conditions have been agreed upon, the mutually apparent interests of the parties and the other circumstances of the matter, is unreasonably onerous for the party against which the general conditions are used; or (ii) the user of the general conditions has not offered the party against which they are used a reasonable opportunity to take cognisance thereof; a provision in general conditions as referred to in section 6:236 of the Civil Code is deemed to be considered unreasonably onerous irrespective of the circumstances referred to in (i), if the party against which the general


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         conditions are used is a natural person not acting in the conduct of a profession or trade; the provision that any notice mailed to a holder of New Notes in the manner prescribed in the Indentures shall be conclusively deemed to have been received by such Holder might fall within the scope of section 6:236 referred to above;

(mm)     all agreements to which the Issuer is a party must mention - INTER ALIA
         - its corporate seat.

This opinion is rendered to you and is for the sole benefit of yourselves and it may not be relied upon by any person other than yourselves and your legal advisers for the purpose of giving their opinion to you in connection with this matter. Except for the purposes of filing of the registration statement with the U.S. Securities and Exchange Commision, this opinion may not without my prior written consent be relied upon by, transmitted to or filed with any other person, firm, company or institution.

Yours faithfully,


/s/ EDUARD C. DE BOUTER
for De Brauw Blackstone Westbroek N.V.



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